Exhibit 99

JOINT FILER INFORMATION

Name:	Frost Gamma Investments Trust
Address:	4400 Biscayne Blvd 15th Floor Miami, FL 33137
Designated Filer:	Phillip Frost, M.D.
Issuer and Ticker Symbol:	Cardo Medical, Inc. (CDOM.OB)
Date of Earliest Transaction Required to be Reported (Month/Day/Year):	June 30, 2009
If Amendment, Date Original Filed (Month/Day/Year)	Not Applicable
Relationship of Reporting Person to Issuer:	10% Owner
Individual or Joint/Group Filing:	Form Filed by More than One Reporting Person

FROST GAMMA INVESTMENTS TRUST

Signature:	/s/ Phillip Frost, M.D., Trustee
Phillip Frost, M.D., Trustee